Exhibit 4(b)   Consulting Agreement dated as
                                        of September 13, 2002, by and
                                        between TGFIN Holdings, Inc. and Kim
                                        Hemphill

                       CONSULTING AGREEMENT

CONSULTING AGREEMENT made and entered into as of the 13th day of September, 2002 by and between TGFIN HOLDINGS, INC. with offices at 39 Broadway, Suite 740, New York, New York 10006 (the "Company") and KIM HEMPHILL, an individual with offices at 16006 East Jacobs Road, Spokane, Washington 99217 (the "Consultant").

                       W I T N E S S E T H:

      WHEREAS, the Consultant has been actively engaged in providing to the managements of various commercial enterprises business recommendations and information in the area of marketing strategies relating to marketing and promotion strategies; and

      WHEREAS, the Company has previously engaged the Consultant as a consultant to assist the Company in the integration of TradinGear,com Incorporated and Digitran Systems, Incorporated; and

      WHEREAS, the Company desires to further engage the Consultant as a consultant to the Company to provide the Company with advice with respect to special projects relating to marketing strategies relating to promotion programs with respect to the Company's existing and new products in addition to services currently being rendered by the Consultant to the Company; and

      WHEREAS, the Consultant is prepared to render services to the Company as a consultant, in accordance with the terms and conditions set forth herein; and

      NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

      1.  Terms and Duties

      (a) The Company hereby engages the Consultant for a six-month period commencing on September 1, 2002 and terminating on February 28, 2003 (the "Term") and the Consultant hereby accepts such engagement, all subject to the terms hereof, and the Consultant agrees to provide advisory services to the Company at such times and to such extent as the Company shall deem reasonably necessary or appropriate to with respect to special projects relating to marketing strategies relating to promotion programs with respect to the Company's existing and new products, and to further assist the Company with the integration of TradinGear.com Incorporated with Digitran Systems, Incorporated.

      (b) The Company does not desire the Consultant to perform, nor will the Consultant perform, any services under this Agreement in connection with the offer or sale of any securities of the Company in a debt or capital-raising transaction, or which directly or indirectly promote or maintain a market for the Company's securities.

      (c) The Consultant is engaged by the Company only for the purposes and to the extent set forth in this Agreement, and the relationship of the Consultant to the Company shall continue during the period hereunder to be that of an independent contractor. The Consultant shall be free to devote such remaining portion of his entire time, energy and skill during regular business hours as the Consultant deems advisable, subject, however, to the terms and provisions of Section 8 hereof.

      (d) All prior consulting agreements between the Company, or any of its subsidiaries, and the Consultant are hereby superceded by this Agreement, and are null and void.

      2.   Compensation

      (a) As compensation for the consulting and advisory services to be provided by the Consultant pursuant to Section 1 hereof, the Company shall pay to the Consultant the sum of Seventy Thousand ($70,000) Dollars, which payment shall be made by the Company issuing to the Consultant 175,000 shares of the Company's common stock, $0.01 par value, valued at forty ($0.40) cents per share.

      (b) The Consultant shall also be entitled to receive reimbursement for, or payment directly by the Company of, all reasonable expenses incurred at the written request of the President and Principal Executive Officer of the Company in rendering services under this Agreement, provided that the Consultant accounts therefore in writing to the Company.

      3.   Registration

      (a) The Company shall file a registration statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act") which will include all of the shares of the Common Stock issued to the Consultant (the "Shares") pursuant to Section 2(a) hereof, within 90 days after the date of this Agreement.

      (b) The Consultant represents and warrants to the Company that, whenever he shall sell the Shares after the effective date of such Registration Statement, the Shares shall be offered at the prices then prevailing in the over-the-counter market.

      (c) Expenses incurred in connection with the filing of the Registration Statement as well as up to $1,000 for Consultant's expense of compliance prior to termination of this Agreement with the Blue Sky laws (including, but not limited, to filing and legal fees) of up to five states for transactions entered into by the Consultant involving the sale by the Consultant of Shares, shall be borne by the Company.

      4.   Resale Restrictions

      (a) The Consultant understands that the Shares will not be registered under the Securities Act until the Company files the Registrations Statement. In such event and until the Company files the Registration Statement, the Consultant represents that the Shares are being acquired by him for investment for his own account and not with a view to the sale or other distribution thereof. Consultant will sign and deliver to the Company the letter attached as Exhibit 1 at the time of the issuance of the Shares.

      (b) The certificate or certificates for the Shares shall bear the following legend, unless and until those shares have been registered for sale on public markets as required by applicable law:

 "The securities represented by this-certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), and may not be sold, pledged, hypothecated, donated, or otherwise transferred, whether or not for consideration, unless either the shares have been registered under said Act or an exemption from such registration requirement is available.
 If the shares are to be sold or transferred pursuant to an exemption from the registration requirements, the Company may require a written opinion of counsel, satisfactory to counsel for the Company, to the effect that registration is not required and that such transfer will not violate the Act or applicable state securities law."

      5.   Termination

      (a) The death of the Consultant shall automatically terminate this Agreement.

      (b) In the event that, as a result of an accident or illness or an otherwise incapacitating event, the Consultant becomes unable for a period of six (6) consecutive calendar weeks to perform substantially the services for which he is engaged herein, the Company shall have the right to terminate this Agreement.

      6.  Disposition of Shares Upon Termination

      (a) In the event this Agreement is terminated pursuant to Section 5 hereof, or for any reason except breach by the Company, the unregistered Shares, if any, shall be automatically and immediately cancelled.

      (b) The Consultant agrees to deliver to the Company any and all certificates evidencing the cancelled Shares within five (5) business days after the termination of this Agreement.

      (c) The Consultant agrees to at all times indemnify and save harmless the Company from and against any and all liabilities, losses, damages, costs, charges, counsel fees, and other expenses of every nature and character by reason of the failure by the Consultant to deliver or tender any certificates evidencing the cancelled Shares as aforesaid.

      7.   Confidentiality Agreement

      (a) Consultant agrees to treat confidentially any confidential information furnished by the Company including but not limited to client lists and financial information (the "Confidential Material"); provided, however, that the term "Confidential Material" does not include information which was or becomes generally available to the public, becomes available on a non-confidential basis to the consultant from a source not known to the Consultant, based upon reasonable inquiry, to be bound by a confidentiality agreement with the company or information that has been independently acquired or developed by the Consultant without violating any of the Consultant's obligations under this Agreement. All Confidential Material may be disclosed to the Consultant's officers, employees and agents on a need to know basis only and only if said, officer, employees and agents agree to be bound by this Confidentiality Agreement. Furthermore, said Confidential Material will not be disclosed to any third party without the consent of the President of the Company. This obligation to maintain the confidentiality of the Confidential Material shall survive the termination of this agreement and for two years thereafter.

      (b) Upon the Company's request the Consultant will promptly redeliver all copies of Confidential Material and destroy all memoranda, notes and other writings prepared by the Consultant, his officers, employees or agents based on the Confidential Material.

      8.  Cross Indemnification

 The Company and the Consultant will each indemnify and hold harmless the other from and against any claims, actions, proceedings, demands, liabilities, damages, judgments, assessments, losses and costs, including fees and expenses arising exclusively out of or in connection with any misrepresentation, negligence, bad faith, unauthorized conduct or violation of law or regulation committed by the Company or the Consultant, as the case may be, in connection with Consultant's services under this Agreement, and each will reimburse the other for all such fees and expenses, including, but not limited to, the reasonable fees of counsel, as they are incurred, in connection with pending or threatened litigation whether or not the party receiving such indemnification is a party to such litigation. The foregoing is in addition to and not by way of limitation of any rights or remedies each party may have at common law or otherwise.

      9.  Miscellaneous

      (a) Each notice relating to this Agreement will be in writing and delivered in person or by registered or certified mail or by express courier service to the proper address. All notices to the Company shall be addressed to it at its principal office at 39 Broadway, Suite 740, New York, New York 10006. All notices to the Consultant shall be addressed to the Consultant at the Consultant's business, 16006 East Jacobs Road, Spokane, Washington 99217. Anyone to whom a notice may be given under this Agreement may designate a new address by notice given in accordance with the provisions of this Section 10
(a).

      (b) This Agreement shall insure to the benefit of, and shall be binding upon the Consultant, his heirs, executors, administrators and legal representatives and shall be binding upon, and insure to the benefit of, the Company and its successors and assigns. The Consultant may not assign or hypothecate in any manner any of his rights or obligations hereunder without the prior written consent of the Company, its successors or assigns which consent may be withheld in the sole and absolute discretion of the Company.

      (c) Each of the covenants by the Consultant and the Company contained herein shall be independent and severable from the others; and the invalidity, illegality or unenforceability of any provision of this Agreement shall not affect any other provision of this Agreement which shall remain in full force and effect, nor shall the invalidity, illegality or unenforceability of a portion of the provisions of this Agreement affect the balance of any such provision.

      (d) The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this agreement.

      (e) This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed and to be fully performed therein without regard to principles of conflicts of laws.

      (f) The failure of either party in any one or more instances to insist upon the performance of any of the terms or conditions of this Agreement, or to exercise any right or privilege conferred in this Agreement, or the waiver of any breach of any of the terms, covenants or conditions of this Agreement, shall not be construed as thereafter waiving any such terms, covenants, conditions, rights or privileges, and the same shall continue and remain in full force and effect as if no such forbearance or waiver has occurred. No change, termination or attempted waiver of any of the provisions hereof shall be binding unless in writing and signed by the party against whom the same is ought to be enforced. This Agreement sets forth the entire Agreement between the parties hereto with respect to the subject matter herein contained. There are no covenants, promises, agreements, conditions or understanding, either oral or written, between the parties hereto with respect to the subject matter hereof.

      IN WITNESS THEREOF, the undersigned have caused this Agreement to be executed as of the date first above written.

                               TGFIN HOLDINGS, INC.


                               /s/ Samuel Gaer
                               Samuel Gaer, President



                               /s/Kim Hemphill
                               Kim Hemphill, as Consultant and Individually

                             EXHIBIT 1


                                   September 13, 2002


TGFIN Holdings, Inc.
39 Broadway, Suite 740
New York, New York 10006

          Re:  TGFIN Holdings Inc., Common Stock

Gentlemen:

     The undersigned person who is acquiring shares of the Common Stock of TGFIN Holdings, Inc. (the "Company") hereby acknowledges, represents, warrants and covenants as follows:

     1. The shares being acquired have not been registered under the Securities Act of 1933, as amended (the "Act") and are not freely tradeable. The shares must be held indefinitely, unless either a Registration Statement with respect to the shares is filed and declared effective under the Act or an exemption from the registration requirements of the Act is available.

     2. Except for an agreement between the undersigned and the Company dated September 13, 2002 the Company has no obligation to register any or all of the shares under the Act for distribution or sale. The Company has not agreed with anyone to comply with Regulation A or any other exemption under the Act respecting the resale or other transfer of the shares.

     3. The shares are being acquired for investment purposes only for the undersigned's own account and not with a view to sale or resale, distribution (as that term is defined in the Act), or transfer, or to offers in connection therewith. When the shares have been issued to the undersigned, no other person will have a beneficial interest in the shares.

     4. The Company will affix a legend in substantially the following form to the certificates evidencing the shares:

     The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), and may not be sold, pledged, hypothecated, donated, or otherwise transferred, whether or not for consideration, unless either the shares have been registered under said Act or an exemption from such registration requirement is available. If the shares are to be sold or transferred pursuant to an exemption from the registration requirements, the Company may require a written opinion of counsel, satisfactory to counsel for the Company, to the effect that registration is not required and that such transfer will not violate the Act or applicable state securities law.

     5. Prior to any proposed sale, pledge, hypothecation, gift or other transfer, for value or otherwise, of any or all of the shares or of any interest therein (hereinafter, a "transfer"), the undersigned shall give written notice to the Company describing the transfer, unless the shares have first been registered under the Act. The undersigned shall not affect any transfer unless and until (a) the Company receives an opinion of the undersigned's counsel that the shares have been registered under the Act, or in form and substance acceptable to counsel for the Company, that the transfer may be affected without registration under the Act, and without registration or qualification under applicable state securities registration or qualification under applicable state securities laws, and (b) satisfaction of such other conditions as may be required by counsel to the company in order to assure compliance with the Act and with applicable state securities laws.



                                   Very truly yours,


                                   /s/ Kim Hemphill


                                   Kim Hemphill